UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 3, 2020 (June 2, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices and zip code)
(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2020, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing the Company has regained compliance with Nasdaq listing rules, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
 (d)           Exhibit

Exhibit No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated June 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 3, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

Exhibit 99.1

PRESS RELEASE

Maiden Holdings Regains Compliance with Nasdaq Listing Rules

June 02, 2020 04:00 PM Eastern Daylight Time

PEMBROKE, Bermuda--(BUSINESS WIRE)--Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that it has received notification from Nasdaq that the Company has regained compliance with Nasdaq's minimum bid price and is in compliance with all applicable listing requirements for continued listing. Accordingly, the Company's common shares will continue to be listed on the Nasdaq Capital Market.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.

Contacts
Sard Verbinnen & Co.
E-mail: Maiden-SVC@sardverb.com